INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Hydro Environmental Resources, Inc. of our report dated February 19, 2000 for the year ended December 31, 1999, appearing in the Regulation Statement on Form 10-SB.


/s/ CORDOVANO AND HARVEY, P.C.
---------------------------------
Cordovano and Harvey, P.C.
Denver, Colorado
March 17, 2000